UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 21, 2010

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
     To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 8.01 of this Current Report is incorporated by reference in this Item 1.02. In addition, to the extent required by Item 1.02 of Form 8-K, the following are incorporated by reference in this Item 1.02 pursuant to General Instruction B.3 of Form 8-K:
•	the Indenture (the “Indenture”), dated as of June 25, 2003, between the Registrant (as successor to HLTH Corporation, which was formerly known as Emdeon Corporation and, prior to that, as WebMD Corporation) and The Bank of New York Mellon (formerly known as Bank of New York), as Trustee (incorporated by reference to Exhibit 4.1 to HLTH Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003);

•	the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of October 23, 2009, between the Registrant and The Bank of New York Mellon, as Trustee, to the Indenture (incorporated by reference to Exhibit 4.4 to the Registrant’s Current Report on Form 8-K dated October 26, 2009) (the Indenture, as supplemental by the First Supplemental Indenture, being referred to as the “1.75% Notes Indenture”); and

•	the description of the Registrant’s 1.75% Convertible Subordinated Notes due June 15, 2023 (the “1.75% Notes”) contained in Note 7 to the Consolidated Financial Statements included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

Item 8.01.	Other Events.
     On May 21, 2010, the Registrant elected to redeem all of its outstanding 1.75% Notes. A summary of the redemption procedures relating to the 1.75% Notes is set forth in the Notice of Redemption, a copy of which is filed as Exhibit 99.1 to this Current Report and which is incorporated by reference into this Item 8.01. The Notice of Redemption sets June 21, 2010 as the redemption date.
     At any time prior to 5:00 p.m., Eastern Time, on June 18, 2010, holders may convert their 1.75% Notes into WebMD Common Stock, in accordance with the provisions of the 1.75% Notes Indenture. To the extent that holders of the 1.75% Notes do not convert their 1.75% Notes into WebMD Common Stock, the 1.75% Notes will be redeemed for cash on June 21, 2010 at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date. Any cash required by the Registrant for the redemption will come from cash and investments on hand.
     As of the close of business on May 20, 2010, there were approximately $188 million aggregate principal amount of 1.75% Notes outstanding, which are convertible into an aggregate of approximately 5.4 million shares of WebMD Common Stock, based on the current conversion rate of 28.8759 shares of WebMD Common Stock for each $1,000 principal amount of the 1.75% Notes converted (which translates to an effective conversion price of approximately $34.63 per share of WebMD Common Stock).
*    *    *    *    *
     WebMD’s 3⅛% Convertible Notes due 2025 (the “3⅛% Notes”) are not subject to the redemption described above. As of the close of trading on May 20, 2010, there were approximately $123 million aggregate principal amount of the 3⅛% Notes outstanding, which are convertible into an aggregate of approximately 3.5 million shares of WebMD Common Stock, based on the current conversion rate of 28.5503 shares of WebMD Common Stock for each $1,000 principal amount of the 3⅛% Notes converted (which translates to an effective conversion price of approximately $35.03 per share of WebMD Common Stock).

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits. The following exhibit is filed herewith:

Exhibit
Number	Description

99.1	Notice of Redemption, dated May 21, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: May 21, 2010	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Notice of Redemption, dated May 21, 2010